Exhibit 10.28

(English Translation)

ASSETS ACQUISITION AGREEMENT

Party A:                                Shaanxi Biostar Biotech, Ltd.

Legal Representative:        WANG Ronghua

Party B:                                 Xi’an Meipude Bio-Technology Co., Ltd.

Legal Representative:        SUN Yaomei

On March 28, 2010, Party A and Party B again entered into the following agreement concerning Party A’s acquisition of Party B’s assets.

A.	Party B agrees to transfer all of the technologies and assets of “Xi’an Meipude Bio-Technology Co., Ltd.” to Party A, and Party A agrees to accept all of Party B’s assets.

B.	Party B’s assets include:

1.	Approval registration certificate and production technology information for hernia belts (production standards, product ingredients, etc.).

2.	License for operation of medical equipment business (Shaanxi Drug Administration Medical Equipment License No. 20050423).

3.	Trademarks: trademark registration for “Yiqingshu,” notice of receipt of trademark application for “Zhanggen,” and for notice of receipt of trademark application for “Shouqier.”

4.	Land use rights: 540.45 square meters, Xinjiang Building 8th Floor, Land-use rights certificate numbers: 1075106002-1-1-A0801, 1075106002-1-1-A0802, 1075106002-1-1-A0803

5.	Corporate documents:

a.	Business license (official copy and duplicate copy)

b.	Tax registration certificate (for State tax)

c.	Tax registration certificate (for property tax)

d.	Bank account opening authorization certificate

d.	Entity identification number certificate

e.	Corporate seal

6.	Various finished products.

C.	Purchase Price: Based on the appraised value of RMB 8,711,145 stated in the appraisal report issued by Shaanxi Hualian Asssets Appraisal Co., Ltd., Party A shall pay Party B the sum of RMB 7,850,000.

D.	Payment Term:

1.
RMB 3,000,000 was previously paid after the signing of the Assets Transfer Letter of Intent (which amount was paid by Shaanxi Aoxing Pharmaceutical Co., Ltd., and after the signing of this agreement, Shaanxi Biostar Biotech, Ltd. shall transfer to Shaanxi Aoxing Pharmaceutical Co., Ltd.)

2.	RMB 3,500,000 shall be paid after the signing of this agreement.

3.	The balance of RMB 1,350,000 shall be paid after the transfer of the purchased assets has been completed.

E.           Covenants of the Parties:

1.	Party A shall make timely payment of the purchase price.

2.
Party B warrants, with respect to the assets being transferred, that it has full control right and the right to transfer such assets, and warrants that such assets are not subject to any encumbrances, seizure orders or rights of any third parties.

3.
Party B shall be liable for all debts and liabilities prior to the date of transfer, and Party A shall be liable for all such debts and liabilities thereafter. Neither Party shall obligate the other party with any outstanding debts, liabilities or claims.

4.	After the transfers are completed, Party A shall be obligated for all transfer fees.

F.           Obligations for Breach of Agreement:

1.	The breaching party shall pay the other party a penalty of 3% of the purchase price.

2.	In addition to the foregoing penalty, the breaching party shall be obligated for all economic damages incurred by the other party in the event of a lawsuit.

G.           Other:

1.	The parties shall try to resolve any issues, but may seek resolution from the local People’s Court on any issue that they cannot resolve.

2.	This agreement shall become effective upon the parties’ signing and applying their respective seals.

3.	This agreement shall be in four copies, with two copies for each party.

Party A:                  [Corporate Seal]                                                      Party B:                      [Corporate Seal]

/s/ WANG Ronghua                                                                                    /s/ SUN Yaomei

March 18, 2010                                                                                             March 18, 2010